Exhibit 10.14


                                               EMPLOYMENT AGREEMENT


         THIS AGREEMENT, is made as of this 1st day of April, 1996, by and between BOWATER INCORPORATED, a Delaware corporation having a mailing address of 55 East Camperdown Way, Greenville, South Carolina 29602 (the "Corporation"), and Anthony H. Barash residing at 2102 Century Park Lane, Apt. 416, Los Angeles, CA 90067 (the "Executive").

         WHEREAS, the Corporation desires to employ the Executive as Senior Vice President, Corporate Affairs and General Counsel; and


         WHEREAS, the Executive is desirous of serving the Corporation in such capacity;


         NOW, THEREFORE, the parties hereto agree as follows:


         1. Employment. During the term of this Agreement the Corporation agrees to continue to employ the Executive, and the Executive agrees to continue in the employ of the Corporation, in accordance with and subject to the provisions of this Agreement.


         2.       Term.

                  (a)      Subject to the  provisions of  subparagraphs  (b) and
                           (c) of this Section 2, the term of this Agreement shall begin on the Date hereof and shall continue thereafter until terminated by either party by written notice given to the other party at least thirty (30) days prior to the effective date of any such termination. The effective date of the termination shall be the date stated in such notice, provided that if the Corporation specifies an effective date that is more than (30) days following the date of such notice, the Executive may, upon thirty (30) days' written notice to the Corporation, accelerate the effective date of such termination.

                  (b) Notwithstanding Section 2(a), upon the occurrence of a Change in Control as defined in the Change in Control Agreement of even date herewith between the Corporation and the Executive, the term of this Agreement shall be deemed to continue until terminated, but in any event,

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                           for a  period  of  not  less  than  three  (3)  years
                           following the date of the Change in Control, unless such termination shall be at the Executive's election for other than "Good Reason" as that term is defined in the Change in Control Agreement.


                  (c)      Notwithstanding   Section  2(a),  the  term  of  this
                           Agreement shall end upon:

                           (i)      the death of the Executive;

                           (ii)     the  inability  of the  Executive to perform
                                    his  duties  properly,  whether by reason of
                                    ill-health,  accident or other cause,  for a
                                    period  of  one  hundred  and  eighty  (180)
                                    consecutive days or for periods totaling one hundred and eighty (180) days occurring within any twelve (12) consecutive calendar months; or

                           (iii) the executive's retirement on his early or normal retirement date.


         3. Position and Duties. Throughout the term hereof, the Executive shall be employed as Senior Vice President, Corporate Affairs and General Counsel of the Corporation with the duties and responsibilities customarily attendant to that office, including, but not limited to, serving as Chief Legal Officer of the Corporation and supervisor of the Corporation's external communications, including legislative and government affairs, and shareholder and other public communications. The Executive shall report to the Chief Executive Officer of the Corporation and shall undertake such other and further assignments and responsibilities of at least comparable status as the Chief Executive Officer and the Board of Directors may direct, provided that the Executive shall not be required to do anything inconsistent with the normal and customary responsibilities of the General Counsel of a comparable company or the Rules of Professional Conduct governing attorneys. The Executive shall diligently and faithfully devote his full working time and best efforts to the performance of the services under this Agreement and to the furtherance of the best interests of the Corporation, provided that the Executive may serve on corporate, civic or charitable boards or committees, attend and participate in professional and educational activities, and manage personal investments and business affairs, so long as such activities do not require substantial services or other commitments which interfere with the performance of his duties hereunder.

         4. Place of Employment. The Executive will be employed at the corporate offices in the City of Greenville, South Carolina or at such other place as the Corporation shall designate from time to time, provided, however, that if the Executive is transferred to another place of employment, necessitating a change in his residence, the Executive shall be entitled to financial assistance in accordance with the terms of the Corporation's relocation policy then in effect.


         5.       Compensation and Benefits.


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                  (a)      Base  Salary.   The  Corporation  shall  pay  to  the
                           Executive an annual base salary of $260,000 payable in substantially equal periodic installments on the Corporation's regular payroll dates. The Executive's base salary shall be reviewed at least annually and from time to time may be increased (or reduced, if
                           such    reduction    is    effected    pursuant    to
                           across-the-board    salary    reductions    similarly
                           affecting   all    management    personnel   of   the
                           Corporation).

                  (b) Bonus Plan. In addition to his base salary, the Executive shall be entitled to receive a bonus under the Corporation's bonus plan in effect from time to time determined in the manner, at the time, and in the amounts set forth under such plan. The target bonus formula for this position is 40%. Any 1996 bonus will be prorated to the nearest full month of active employment.

                  (c) Equity Participation Rights (EPR). The Executive shall also receive a grant of 30,000 EPR's under the January 1996 Plan. The grant price will be the "Fair Market Value", as defined, on April 1, 1996.

                  (d) Benefit Plans. The Corporation shall make contributions on the Executive's behalf to the various benefit plans and programs of the Corporation in which the Executive is eligible to participate in accordance with the provisions thereof as in effect from time to time. Additionally, the Executive shall be entitled to an additional 5 years of credited service upon his early or normal retirement. Further, the Executive shall be entitled to the benefits of the Bowater relocation policy, enhanced to include up to one year of temporary housing.

                  (e) Vacations. The Executive shall be entitled to paid vacation, in the amount of 5 weeks, to be taken at such time or times as may be approved by the Corporation.

                  (e) Expenses. The Corporation shall reimburse the Executive for all reasonable expenses properly incurred, and appropriately documented, by the Executive in connection with the business of the Corporation.

                  (f) Perquisites. The Corporation shall make available to the Executive all perquisites to which he is entitled by virtue of his position.


         6. Nondisclosure. During and after the term of this Agreement, the Executive shall not, without the written consent of the Board of Directors of the Corporation, disclose or use directly or indirectly, (except in the course of employment hereunder and in furtherance of the business of the Corporation or any of its subsidiaries and affiliates) any of the trade secrets or other confidential information or proprietary data of the Corporation or its subsidiaries or affiliates; provided, however, that confidential information shall not include any information

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known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same or similar businesses.


         7. Noncompetition. During the term of this Agreement, and for a period of one (1) year after the date the Executive's employment terminates, the Executive shall not, without the prior approval of the Board of Directors of the Corporation in the same or a similar capacity engage in or invest in, or aid or assist anyone else in the conduct of any business (other than the businesses of the Corporation and its subsidiaries and affiliates) which directly competes with the business of the Corporation and its subsidiaries and affiliates as conducted during the term hereof. If any court of competent jurisdiction shall determine that any of the provisions of this Section 7 shall not be enforceable because of the duration or scope thereof, the parties hereto agree that said court shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and this Agreement in its reduced form shall be valid and enforceable to the extent permitted by law. The Executive acknowledges that the Corporation's remedy at law for a breach by the Executive of the provisions of this Section 7 will be inadequate. Accordingly, in the event of the breach or threatened breach by the Executive of this Section 7, the Corporation shall be entitled to injunctive relief in addition to any other remedy it may have. Nothing contained herein shall be deemed to limit or restrict the Executive, at any time after the expiration or termination of this Agreement, from engaging in the private practice of law and representing any client whatsoever, without regard to whether such client competes, directly or indirectly, with the business of the Corporation.


         8. Severance Pay. If the Executive's employment hereunder is involuntarily terminated for any reason other than those set forth in Section 2(c) hereof, then unless the Corporation shall have terminated the Executive for "Cause", the Corporation shall pay the Executive severance pay in an amount equal to twenty-four (24) months of the Executive's base salary on the effective date of the termination, plus 1/12 of the amount of the last bonus paid to the Executive under the Corporation's bonus plan applicable to the Executive for each month in the period beginning on January 1 of the year in which the date of the termination occurs and ending on the date of the termination and for each months' base salary to which the Executive is entitled under this Section 8, provided, however, that any amount paid to the Executive by the Corporation for services rendered subsequent to the thirtieth (30th) day following the communication to the Executive of notice of termination shall be deducted from the severance pay otherwise due hereunder. Such payment shall be made in a lump sum within ten (10) business days following the effective date of the termination. If any payment to the Executive required by this Section 8 is not made within the time for such payment specified herein, the Corporation shall pay to the Executive interest on such payment at the legal rate payable from time to time upon judgments in the State of Delaware from the date such payment is payable under the terms hereof until paid. The severance pay shall be in lieu of all other compensation or payments of any kind relating to the termination of the Executive's employment hereunder; provided that the Executive's entitlement to compensation or payments under the Corporation's retirement plans, stock option or incentive plans, savings plans or bonus plans attributable to service rendered prior to the effective date of the termination shall not be affected by this clause

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and shall  continue to be governed by the  applicable  provisions of such plans;
and further provided that in lieu hereof, at his election, the Executive shall be entitled to the benefits of the Change in Control Agreement of even date hereof between the Corporation and the Executive, if termination occurs in a manner and at a time when such Change in Control is applicable. For purposes of this Agreement, the term for "Cause" shall mean because of gross negligence or willful misconduct by the Executive either in the course of his employment hereunder or which has a material adverse effect on the Corporation or the Executive's ability to perform adequately and effectively his duties hereunder.


         9. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed, by registered or certified mail, return receipt requested to the respective addresses of the parties set forth above, or to such other address as any party hereto shall designate to the other party in writing pursuant to the terms of this Section 9.


         10. Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision.


         11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware.


         12. Supersedure. This Agreement shall cancel and supersede all prior agreements relating to employment between the Executive and the Corporation, except the Change in Control Agreement.


         13. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by any of the parties hereto.


         14. Binding Effect. The terms of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and the heirs, executors, administrators and successors of the Executive, but this Agreement may not be assigned by the Executive.


         15. Arbitration. If the Executive so elects, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city nearest

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to the Executive's  principal residence (or, at the Executive's election, in the city within the state in which the Executive's principal residence is located nearest to such principal residence) which has an office of the American Arbitration Association by one arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction. The Corporation hereby waives its right to contest the personal jurisdiction or venue of any court, federal or state, in an action brought to enforce this Agreement or any award of an arbitrator hereunder which action is brought in the jurisdiction in which such arbitration was conducted, or, if no arbitration was elected, in which arbitration could have been conducted pursuant to this provision. In any such action or arbitration, the prevailing party shall be entitled to recover all his or its costs and expenses incurred with respect thereto, including but not limited to, attorney's fees.

         16. Counterparts. This Agreement may be executed in one or more counterparts , each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


         IN WITNESS WHEREOF, the Corporation and the Executive have executed this Agreement as of the day and year first above written.

                                                      BOWATER INCORPORATED


 /s/ Carolann C. Gilbertson                By       /s/ Richard F. Frisch
Witness                                                 Richard F. Frisch
                                               Vice President - Human Resources


/s/ Carolann C. Gilbertson                           /s/ Anthony H. Barash
Witness                                                  Anthony H. Barash

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